Exhibit 99

Investor Contact:	David Morimoto	Media Contact: Ann Takiguchi Marcos
	SVP & Treasurer	VP & PR/Communications Officer
	(808) 544-0627	(808) 544-0685
	david.morimoto@centralpacificbank.com	ann.takiguchi@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS RECORD NET INCOME

HONOLULU, January 24, 2006 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported net income for the fourth quarter of 2005 of $19.4 million, or $0.63 per diluted share, compared to $13.1 million, or $0.46 per diluted share reported in the fourth quarter of 2004 and $18.0 million or $0.58 per diluted share reported in the third quarter of 2005.  For the 2005 year, net income was $72.5 million, or $2.38 per diluted share, as compared to $37.4 million, or $1.87 per diluted share, recorded in 2004.

Operating earnings, defined as the Company’s net income excluding nonrecurring merger-related expenses, net of tax, for the fourth quarter of 2005 was $19.4 million, or $0.63 per diluted share, as compared to the $16.4 million, or $0.57 per diluted share, recorded during the same period of 2004.  There were no nonrecurring merger-related expenses in the fourth quarter of 2005, compared to $5.4 million in the fourth quarter of 2004.  Operating earnings for the year ended December 31, 2005 was $75.8 million, or $2.49 per diluted share, as compared to $43.7 million, or $2.18 per diluted share, recorded in 2004.

Fourth Quarter Highlights

•                  Record quarterly and full year net income of $19.4 million and $72.5 million, respectively.

•                  Loans and leases increased by $186.1 million, or 5.5% unannualized, on a sequential quarter basis.

•                  Deposits increased by $171.4 million, or 4.9% unannualized, on a sequential quarter basis.

•                  Net interest margin was 4.69%, compared to 4.60% for the same period last year, and 4.60% for the third quarter of 2005.

•                  Efficiency ratio was 48.42%, compared to 59.49% in the year ago quarter, and 48.71% in the third quarter of 2005.

•                  Nonperforming assets to total assets was 0.24%, compared to 0.23% at December 31, 2004, and 0.28% at September 30, 2005.

“Central Pacific closed 2005 with another strong quarter with loans and deposits each increasing by more than $170 million, net interest margin expanding to 4.69% and efficiency ratio improving to 48.42%,” commented Clint Arnoldus, Chief Executive Officer.  “The improvement in these financial metrics resulted in record quarterly and full year net income of $19.4 million and $72.5 million, respectively.  We believe we are well-positioned to achieve our strategic goals and to continue our strong financial performance.”

Financial Highlights

The Company’s merger with CB Bancshares, Inc. (“CBBI”) was accounted for under the purchase accounting method and CBBI’s revenues and expenses are included in the consolidated financials from September 15, 2004, the date of closing.  The financial results for the year ended December 31, 2004 did not include CBBI’s revenues and expenses prior to September 15, 2004 and, accordingly, certain 2005 year and 2004 year financial data may not be reasonably comparable.

Net interest income for the fourth quarter of 2005 was $52.3 million, up 12.9% over the $46.3 million in the fourth quarter of last year and 5.4% over the third quarter of 2005.  The year-over-year growth in net interest income was primarily attributable to a 10.4% increase in average interest earning assets and a nine basis point increase in the net interest margin.  The sequential quarter increase in net interest income was driven by a $150.4 million increase in average interest earning assets and a nine basis point increase in the net interest margin.  The fourth quarter of 2005 net interest income included a $680,000 prepayment penalty received on a government agency mortgage-backed security that was prepaid.  Excluding this prepayment penalty, the net interest margin was 4.63% for the fourth quarter of 2005 and 4.62% for the year ended December 31, 2005.

Provision for loan and lease losses in the fourth quarter of 2005 was $1.0 million, compared to $950,000 in the fourth quarter of 2004 and $1.0 million in the third quarter of 2005.

Other operating income was $11.5 million for the current quarter, compared to $9.1 million in the fourth quarter of 2004 and $11.5 million in the third quarter of 2005.  The increase from the year ago period was primarily due to the addition of residential loan sale activity from Central Pacific HomeLoans, Inc. (“CPHL”) and an increase in service charge fee income.

Other operating expense for the fourth quarter of 2005 was $32.8 million, compared to $35.4 million in the same quarter last year and $32.3 million in the third quarter of 2005.  The fourth quarter of 2004 and the third quarter of 2005 include nonrecurring merger-related expenses of $5.4 million and $3.5 million, respectively.  Excluding merger-related expenses, other operating expense increased 13.9% on a sequential quarter basis.  This increase was primarily the result of inclusion of a full quarter of CPHL operating expenses and a $714,000 interest accrual on state and federal tax assessments.

The Company’s fourth quarter efficiency ratio was 48.42%, compared with 59.49% for the fourth quarter of 2004, and 48.71% for the third quarter of 2005.  “The improvement in our efficiency ratio from the year ago period is primarily attributable to the revenue and expense synergies from our merger with CBBI,” remarked Arnoldus.

The effective tax rate was 35.34% for the current quarter, compared to 30.81% in the fourth quarter of 2004 and 35.05% in the third quarter of 2005.

Asset Quality

Net loan charge-offs in the fourth quarter of 2005 amounted to $809,000, compared to net loan charge-offs of $126,000 in the fourth quarter of 2004 and net loan recoveries of $88,000 in the third quarter of 2005.

At December 31, 2005, nonperforming assets totaled $12.6 million or 0.24% of total assets, as compared to $10.9 million or 0.23% of total assets at December 31, 2004, and $14.0 million or 0.28% of total assets at September 30, 2005.

The allowance for loan and lease losses as a percentage of total loans and leases was 1.49% at December 31, 2005, as compared to 1.64% at December 31, 2004 and 1.57% at September 30, 2005.

“Our allowance for loan and lease losses reflects our solid asset quality ratios and the continued strength in the economy,” commented Arnoldus.

Balance Sheet Analysis

Total assets increased to $5.2 billion at December 31, 2005, compared to $4.7 billion at December 31, 2004 and $5.0 billion at September 30, 2005.

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Total loans and leases of $3.6 billion at December 31, 2005, increased by $452.9 million from December 31, 2004 and increased by $186.1 million from September 30, 2005.  Approximately 75% of the fourth quarter loan growth was generated from our mainland loan production offices, while the remainder was sourced in Hawaii.

Investment securities of $925.3 million at December 31, 2005, increased by $74.5 million or 8.8% over December 31, 2004 and decreased by $24.1 million, or 2.5% from September 30, 2005.

Total deposits of $3.6 billion at December 31, 2005, increased by $315.2 million over December 31, 2004 and increased by $171.4 million from September 30, 2005.

Shareholders’ equity of $676.2 million at December 31, 2005, increased from the $567.9 million reported at December 31, 2004 and the $665.0 million reported at September 30, 2005.

Business and Earnings Outlook

Based on current economic and business conditions, management forecasts 2006 diluted operating earnings per share to increase 7 to 10 percent over 2005.

Conference Call Information

Central Pacific Financial Corp. will conduct a conference call today at 4:00 p.m. Eastern Time (11:00 a.m. Hawaii Time) to discuss its quarterly results.  To participate in the call, please call 1-800-818-5264 or visit the investor relations page of the Company’s website at http://investor.centralpacificbank.com.  A playback of the call will be available by dialing 1-888-203-1112 (passcode: 6042454) and on the Company’s website.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is the fourth largest financial institution in Hawaii with more than $5.0 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 37 branches and more than 90 ATMs throughout Hawaii.  For additional information, please visit our website at http://www.centralpacificbank.com.

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Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions, are by their nature subject to

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risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events on the company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; and trading of the company’s stock.  For further information on factors which could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year.  The Company does not update any of its forward-looking statements.

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CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Financial Highlights - December 31, 2005

(Unaudited)

	Three Months Ended December 31,		%	Year Ended December 31,		%
(in thousands, except per share data)	2005	2004	Change	2005	2004	Change

INCOME STATEMENT
Net income	$19,355	$13,132	47.4%	$72,459	$37,394	93.8%
Operating earnings (1)	19,355	16,386	18.1%	75,789	43,653	73.6%
Per share data:
Diluted:
Net income	0.63	0.46	37.0%	2.38	1.87	27.3%
Operating earnings (1)	0.63	0.57	10.5%	2.49	2.18	14.2%
Cash dividends	0.19	0.16	18.8%	0.73	0.64	14.1%

PERFORMANCE RATIOS
Return on average assets (2)	1.52%	1.12%		1.48%	1.25%
Return on average assets - adjusted (1), (2)	1.52%	1.40%		1.55%	1.46%
Return on average shareholders’ equity (2)	11.47%	9.38%		11.16%	12.37%
Return on average shareholders’ equity - adjusted (1), (2)	11.47%	11.71%		11.67%	14.44%
Net income to average tangible shareholders’ equity (2)	22.83%	23.64%		22.88%	18.45%
Operating earnings to average tangible shareholders’ equity - (1), (2)	22.83%	29.50%		23.93%	21.54%
Efficiency ratio (3)	48.42%	59.49%		49.59%	57.77%
Efficiency ratio - adjusted (1) (3)	48.42%	49.89%		47.27%	50.59%
Net interest margin (2)	4.69%	4.60%		4.63%	4.51%
Dividend payout ratio	29.69%	34.04%		30.17%	33.68%

	December 31,		%
	2005	2004	Change
BALANCE SHEET
Total assets	$5,239,139	$4,651,902	12.6%
Loans	3,552,749	3,099,830	14.6%
Loans, net	3,499,813	3,049,127	14.8%
Deposits	3,642,244	3,327,026	9.5%
Shareholders’ equity	676,234	567,862	19.1%
Book value per share	22.22	20.17	10.2%
Market value per share	35.92	36.17	-0.7%
Tangible equity ratio	6.85%	5.40%

	Three Months Ended December 31,		%	Year Ended December 31,		%
	2005	2004	Change	2005	2004	Change
SELECTED AVERAGE BALANCES
Total assets	$5,086,142	$4,672,658	8.8%	$4,883,225	$3,000,778	62.7%
Interest-earning assets	4,518,036	4,092,572	10.4%	4,307,292	2,719,565	58.4%
Loans, net of unearned interest	3,491,932	3,124,812	11.7%	3,301,277	1,986,872	66.2%
Other real estate	—	580	-100.0%	43	722	-94.0%
Deposits	3,518,425	3,323,615	5.9%	3,428,777	2,243,737	52.8%
Interest-bearing liabilities	3,668,171	3,410,840	7.5%	3,512,492	2,228,973	57.6%
Shareholders’ equity	675,135	559,728	20.6%	648,999	302,400	114.6%

	December 31,		%
	2005	2004	Change
NONPERFORMING ASSETS
Nonaccrual loans	$12,551	$10,290	22.0%
Other real estate	—	580	-100.0%
Total nonperforming assets	12,551	10,870	15.5%
Loans delinquent for 90 days or more (still accruing interest)	7,906	393	1911.7%
Restructured loans (still accruing interest)	703	701	0.3%
Total nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest)	$21,160	$11,964	76.9%

	Three Months Ended December 31,			Year Ended December 31,
	2005	2004		2005	2004
Loan charge-offs	$1,457	$1,541	-5.5%	$6,208	$2,931	111.8%
Recoveries	648	1,415	-54.2%	4,524	1,754	157.9%
Net loan charge-offs (recoveries)	$809	$126	542.1%	$1,684	$1,177	43.1%
Net loan charge-offs to average loans (2)	0.09%	0.02%		0.05%	0.06%

	December 31,
	2005	2004
ASSET QUALITY RATIOS
Nonaccrual loans to total loans	0.35%	0.33%
Nonperforming assets to total assets	0.24%	0.23%
Nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest) to total loans & other real estate	0.60%	0.39%
Allowance for loan and lease losses to total loans and leases	1.49%	1.64%
Allowance for loan and lease losses to nonaccrual loans	421.77%	492.74%

(1)               Excludes nonrecurring merger-related expenses, net of tax (see Reconciliation of Non-GAAP Financial Measures)

(2)               Annualized

(3)               Efficiency ratio is derived by dividing other operating expense before amortization of intangible assets by net operating income (net interest income on a fully taxable equivalent basis plus other operating income before securities transactions).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2005	2004	2005	2004

Net income (a)	$19,355	$13,132	$72,459	$37,394
Nonrecurring merger-related expenses, net of tax	—	3,254	3,330	6,259
Operating earnings (b)	$19,355	$16,386	$75,789	$43,653

Basic earnings per share	$0.64	$0.47	$2.42	$1.90
Nonrecurring merger-related expenses, net of tax	—	0.12	0.11	0.32
Basic operating earnings per share	$0.64	$0.59	$2.53	$2.22

Diluted earnings per share	$0.63	$0.46	$2.38	$1.87
Nonrecurring merger-related expenses, net of tax	—	0.11	0.11	0.31
Diluted operating earnings per share	$0.63	$0.57	$2.49	$2.18

Return on average assets	1.52%	1.12%	1.48%	1.25%
Nonrecurring merger-related expenses, net of tax	—	0.28	0.07	0.21
Return on average assets, excluding nonrecurring merger-related expenses	1.52%	1.40%	1.55%	1.46%

Return on average equity	11.47%	9.38%	11.16%	12.37%
Nonrecurring merger-related expenses, net of tax	—	2.33	0.51	2.07
Return on average equity, excluding nonrecurring merger-related expenses	11.47%	11.71%	11.67%	14.44%

Net income to average tangible equity:

Average shareholders’ equity	$675,135	$559,728	$648,999	$302,400
Average intangible assets	(336,087)	(337,524)	(332,295)	(99,761)
Total tangible equity (c)	$339,048	$222,204	$316,704	$202,639

Net income to average tangible equity [ (a) annualized / (c) ]	22.83%	23.64%	22.88%	18.45%

Operating earnings to average tangible equity [ (b) annualized / (c) ]	22.83%	29.50%	23.93%	21.54%

Efficiency ratio:

Net interest income on a fully taxable equivalent basis	$52,996	$47,034	$199,517	$122,575
Other operating income before securities transactions	11,346	9,261	39,452	22,037
Total operating revenue (d)	$64,342	$56,295	$238,969	$144,612

Other operating expense before amortization of intangible assets (e)	$31,153	$33,490	$118,506	$83,550
Nonrecurring merger-related expenses	—	(5,403)	(5,545)	(10,392)
Total other operating expense, excluding nonrecurring merger-related expenses (f)	$31,153	$28,087	$112,961	$73,158

Efficiency ratio [ (e) / (d) ]	48.42%	59.49%	49.59%	57.78%
Efficiency ratio, excluding nonrecurring merger-related expenses [ (f) / (d) ]	48.42%	49.89%	47.27%	50.59%

Effective tax rate:

Income before taxes (g)	$29,934	$18,980	$108,986	$53,976
Nonrecurring merger-related expenses	—	5,403	5,545	10,392
Operating earnings before taxes (h)	$29,934	$24,383	$114,531	$64,368

Income taxes (i)	$10,579	$5,848	$36,527	$16,582
Tax impact of nonrecurring merger-related expenses	—	2,149	2,215	4,133
Income taxes, excluding tax impact of nonrecurring merger-related expenses (j)	$10,579	$7,997	$38,742	$20,715

Effective tax rate [ (i) / (g) ]	35.34%	30.81%	33.52%	30.72%
Effective tax rate, excluding tax impact of merger-related expenses [ (j) / (h) ]	35.34%	32.80%	33.83%	32.18%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED BALANCE SHEETS (in thousands)	December 31, 2005	December 31, 2004

ASSETS
Cash and due from banks	$154,927	$84,869
Interest-bearing deposits in other banks	9,813	52,978
Federal funds sold	—	25,600
Investment securities:
Held to maturity, at cost (fair value of $70,651 at December 31, 2005 and $101,869 at December 31, 2004)	71,843	101,337
Available for sale, at fair value	853,442	749,484
Total investment securities	925,285	850,821

Loans held for sale	60,538	17,736
Loans and leases	3,552,749	3,099,830
Less allowance for loan and lease losses	52,936	50,703
Net loans and leases	3,499,813	3,049,127

Premises and equipment	72,568	77,099
Accrued interest receivable	22,006	18,298
Investment in unconsolidated subsidiaries	12,417	11,536
Due from customers on acceptances	530	547
Other real estate	—	580
Goodwill	303,358	284,712
Core deposit premium	35,795	49,188
Other assets	142,089	128,811
Total assets	$5,239,139	$4,651,902

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$730,952	$594,401
Interest-bearing deposits	2,911,292	2,732,625
Total deposits	3,642,244	3,327,026

Short-term borrowings	82,734	88,900
Long-tem debt	749,258	587,380
Bank acceptances outstanding	530	547
Minority interest	13,157	12,782
Other liabilities	74,982	67,405
Total liabilities	4,562,905	4,084,040

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—
Common stock, no par value; authorized 100,000,000 shares; issued and outstanding 30,436,862 shares at December 31, 2005 and 28,159,395 shares at December 31, 2004	428,012	360,550
Surplus	46,432	45,848
Retained earnings	218,341	167,801
Deferred stock awards	(612)	(174)
Accumulated other comprehensive loss	(15,939)	(6,163)
Total shareholders’ equity	676,234	567,862

Total liabilities and shareholders’ equity	$5,239,139	$4,651,902

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2005	2004	2005	2004

Interest income:
Interest and fees on loans and leases	$61,503	$49,668	$222,841	$120,684
Interest and dividends on investment securities:
Taxable interest	9,681	7,759	34,058	24,181
Tax-exempt interest	1,349	1,389	5,281	4,466
Dividends	50	22	550	679
Interest on deposits in other banks	107	211	349	289
Interest on Federal funds sold and securities purchased under agreements to resell	5	68	171	90

Total interest income	72,695	59,117	263,250	150,389

Interest expense:
Interest on deposits	11,895	7,142	38,386	16,863
Interest on short-term borrowings	699	494	1,858	735
Interest on long-term debt	7,832	5,193	26,333	12,619

Total interest expense	20,426	12,829	66,577	30,217

Net interest income	52,269	46,288	196,673	120,172
Provision for loan and lease losses	1,000	950	3,917	2,083
Net interest income after provision for loan and lease losses	51,269	45,338	192,756	118,089

Other operating income:
Income from fiduciary activities	668	534	2,431	2,224
Service charges on deposit accounts	3,501	2,668	11,782	7,150
Other service charges and fees	2,943	2,832	12,116	7,025
Equity in earnings of unconsolidated subsidiaries	226	136	767	173
Fees on foreign exchange	193	165	787	648
Investment securities gains (losses)	127	(193)	1,550	(19)
Income from life insurance	534	861	1,924	1,687
Gains on sales of loans	2,488	1,241	5,811	1,651
Other	793	824	3,834	1,479

Total other operating income	11,473	9,068	41,002	22,018

Other operating expense:
Salaries and employee benefits	16,917	16,393	64,963	43,252
Net occupancy	2,106	3,155	9,666	6,550
Equipment	1,152	1,131	4,873	3,151
Amortization of core deposit premium	1,655	1,936	6,266	2,581
Communication expense	1,074	834	4,174	2,267
Legal and professional services	2,054	4,172	8,014	8,660
Computer software expense	577	845	2,798	2,450
Advertising expense	427	1,248	2,347	2,885
Other	6,846	5,712	21,671	14,335

Total other operating expense	32,808	35,426	124,772	86,131

Income before income taxes	29,934	18,980	108,986	53,976
Income taxes	10,579	5,848	36,527	16,582

Net income	$19,355	$13,132	$72,459	$37,394

Per share data:
Basic earnings per share	$0.64	$0.47	$2.42	$1.90
Diluted earnings per share	0.63	0.46	2.38	1.87
Cash dividends declared	0.19	0.16	0.73	0.64

Basic weighted average shares outstanding (000’s)	30,409	28,099	29,956	19,637
Diluted weighted average shares outstanding (000’s)	30,930	28,718	30,487	20,018